Exhibit (5)

Form of application

VARIABLE ANNUITY APPLICATION

National Home Life Assurance Company

Valley Forge, PA 19493

Payment Instructions: Please make checks payable to National Home Life Assurance Co. and send with this application to:	National Home life c/o Provident National Bank, P.O. Box Philadelphia, PA 19182

1. OWNER INFORMATION	Owner: ☐ Mr. ☐ Mrs. ☐ Ms.______________________________________ First Name Initial Last	☐ Joint Owner*: (Not applicable to qualified contracts) ☐ Successor Owner ☐ Mr. ☐ Mrs. ☐ Ms._______________________________________ First Name Initial Last

	____________________________________________	____________________________________________
	Street	Street

	____________________________________________ City State Zip	_____________________________________________ City State Zip

	Tax I.D. or S.S # _____________________________	Tax I.D. or S.S # ______________________________

	Date of Birth __________________ Age __________ Mo. Day Yr.	Date of Birth ___________________ Age __________ Mo. Day Yr.

	Telephone No. (____) _________________________	Telephone (____) __________________________
* With Right ___________ Unless Stated Otherwise

2. ANNUITANT INFORMATION (If other than Owner)	Primary Annuitant: (Maximum age is 75) ☐ Mr. ☐ Mrs. ☐ Ms.______________________________________ First Name Initial Last	Joint Annuitant: (Not applicable to qualified contracts) ☐ Mr. ☐ Mrs. ☐ Ms._______________________________________ First Name Initial Last

	____________________________________________	___________________________________________
	Street	Street

	____________________________________________ City State Zip	_____________________________________________ City State Zip

	Tax I.D. or S.S # _____________________________	Tax I.D. or S.S # _______________________________

	Date of Birth __________________ Age __________ Mo. Day Yr.	Date of Birth ___________________ Age __________ Mo. Day Yr.

	Telephone No. (____) _________________________	Telephone (____) __________________________

3. BENEFICIARY INFORMATION (If multiple beneficiaries, attach separate signed sheet)	Primary Beneficiary: __________________________________________ Give Full Name Relationship to Annuitant _____________________ Tax I.D. or S.S. # ___________________________	Contingent Beneficiary: ____________________________________________ Give Full Name Relationship to Annuitant _______________________ Tax I.D. or S.S. # _____________________________

4. TYPE OF ANNUITY	NOTE: Check all appropriate boxes:
	☐ Non Qualified	☐ IRAs ☐ Rollover or ☐ Transfer
	☐ 1035(a) Exchange Complete Application Section 6 and 7	☐ TSA 403(b)
☐ 401(a) Distribution Complete Application Section 8

Use Full Percentages

5. INITIAL PURCHASE PAYMENT ALLOCATIONS	Initial Purchase Payment* $_________________ ($5,000 minimum) • Indicate your allocations on the right.	☐ Money Market ☐ High Income ☐ Equity Income	% % %
	• Minimum allocation is 10%. * Initial premium invested in money market Subaccount until end or Right to Examine period.	☐ Growth ☐ __________ ☐ Fixed Account Total must equal 100%	% % % %

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